SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


Date of report:  April 10, 2001
(Date of earliest event reported)


                         INTELLIGENT CONTROLS, INC.
           (Exact name of registrant as specified in its charter)


             Maine                   1-13628           01-0354107
(State or other jurisdiction of    (Commission     (I.R.S. Employer
incorporation or organization)      File No.)     Identification No.)


                 74 Industrial Park Road, Saco, Maine   04072
             (Address of principal executive offices) (Zip code)

Registrant's telephone number:  (207) 283-0156


Item 4. Changes in Registrant's Certifying Accountant.

The Registrant as of April 13, 2001 hired Baker, Newman & Noyes, LLC ("BNN") as its independent auditors for the fiscal year ending December 31, 2001.

The Registrant on April 10, 2001 gave notice of dismissal to its former independent auditors, PricewaterhouseCoopers, LLP ("PWC"). In connection with its audits for the two most recent fiscal years and through April 10, 2001, there have been no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements if not resolved to the satisfaction of PWC would have caused them to make reference thereto in their report on the financial statements for such years. PWC's reports on the financial statements for the Registrant's past two fiscal years did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In a letter dated April 13, 2001, PWC has confirmed its agreement with the statements made in this paragraph.

During the two most recent fiscal years and the interim period prior to April 13, 2001, Registrant has not consulted BNN on the application of accounting principles to any completed or proposed transaction.

The decision to change auditors was made with the knowledge and approval of the Registrant's audit committee.

Item 7. Exhibits.

(c) Exhibits.

The following is filed with the Commission as an exhibit to this report.

      16 Letter dated April 13, 2001 from Registrant's former independent auditors


                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       INTELLIGENT CONTROLS, INC.


Date: April 17, 2001                   By: /s/Andrew B. Clement
                                           --------------------------
                                           Andrew B. Clement
                                           Controller